Exhibit 5.1

Blake, Cassels & Graydon LLP

Barristers & Solicitors
Patent & Trade-mark Agents
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3 Canada
Tel: 604-631-3300 Fax: 604-631-3309

December [●], 2022

Reference: 190071/8

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

RE:	Registration Statement on Form S-4 (File No. [●])

We have acted as Canadian counsel to NioCorp Developments Ltd. (the “Company”), a company formed under the laws of British Columbia, Canada, in connection with its Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on [●], 2022 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 594,558,645 common shares, without par value, in the capital of the Company (“Common Shares”) in connection with the business combination agreement dated September 25, 2022 ( the “Business Combination Agreement”) by and among GX Acquisition Corp. II (“GX”), the Company and Big Red Merger Sub Ltd, a direct, wholly owned subsidiary of the Company (the “Merger Sub”), pursuant to which, among other things (i) Merger Sub will merge with and into GX, with GX surviving the merger as the surviving company (the “First Merger”) and (ii) Elk Creek Resources Corporation, an indirect, wholly owned subsidiary of the Company, will subsequently merge with and into GX (the "Second Merger”, together with the First Merger, the “Mergers”), with GX surviving the Second Merger.

Upon consummation of the First Merger:

Blake, Cassels & Graydon LLP

Barristers & Solicitors
Patent & Trade-mark Agents
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3 Canada
Tel: 604-631-3300 Fax: 604-631-3309

(i)	each Class A share of GX (the “GX Class A Shares”) that is held by a GX stockholder (the “GX Public Stockholders”) and is not redeemed pursuant to the current Amended and Restated Certificate of Incorporation of GX, will be converted into one share of Class A common stock in GX (the “First Merger Class A Shares”) (the “Exchange”). In connection with the Exchange, the Company will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 Common Shares;

(ii)	each Class B share of GX (the “GX Class B Shares”, together with GX Class A Shares, the “GX Shares”) will be converted into one share of Class B common stock in GX (such shares, the “First Merger Class B Shares”); and

(iii)	pursuant to a warrant agreement, dated March 17, 2021, between GX and Continental Stock Transfer & Trust Company (the “GX Warrant Agreement”), [as amended by ●], each warrant to purchase GX Shares (“GX Warrants”) that is issued and outstanding immediately prior to the Exchange will be converted into one warrant to purchase Common Shares (the “NioCorp Assumed Warrants”) pursuant to the GX Warrant Agreement and each NioCorp Assumed Warrant shall be exercisable solely for Common Shares, and the number of Common Shares subject to each NioCorp Assumed Warrant shall be equal to the number of shares of GX Shares subject to the applicable GX Warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly.

Upon consummation of the Second Merger:

(i)	each of the First Merger Class B Shares will be converted into 11.1829212 Class B common shares of GX (each, a “Second Merger Class B Share”). Each Second Merger Class B Share will be exchangeable into Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the exchange agreement to be entered into by and among NioCorp, GX and GX Sponsor II LLC (the “Exchange Agreement”).

Accordingly, the Registration Statement seeks to register the following securities under the Securities Act to be issued or be issuable upon the effective time of the Mergers:

(iv)	up to 335,487,636 Common Shares to purchase up to 30,000,000 First Merger Class A Shares (the “First Merger Common Shares”);

(v)	up to 83,871,907 Common Shares upon exchange of up to an aggregate of 83,871,907 Second Merger Class B Shares (the “Second Merger Common Shares”);

(vi)	up to 175,199,102 Common Shares upon exercise of an aggregate of 15,666,667 NioCorp Assumed Warrants (the “Warrant Common Shares”);.

In connection with giving this opinion, we have examined originals, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents as we have considered necessary in order to express the opinion set out below. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise identified to our satisfaction. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

We have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Business Combination Agreement, the Exchange Agreement, the GX Warrant Agreement, [as amended by ●], the NioCorp Assumed Warrants or the Common Shares. No inference as to our knowledge as to such facts and circumstances should be drawn merely from our specific representation of the Company.

Whenever our opinion refers to the Company’s common shares as being “fully paid and non-assessable”, such opinion indicates that the holder of such common shares cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such common shares of the Company, either in order to complete payment for such common shares, to satisfy claims of creditors of the Company, or otherwise. No opinion is expressed as to the actual receipt by the Company of the consideration for the issuance of such common shares or as to the adequacy of any consideration received.

The opinion expressed herein is limited to matters governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that:

Blake, Cassels & Graydon LLP

Barristers & Solicitors
Patent & Trade-mark Agents
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3 Canada
Tel: 604-631-3300 Fax: 604-631-3309

(1)	when the First Merger Common Shares are issued in accordance with the terms of the Business Combination Agreement, the First Merger Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company;

(2)	when the Second Merger Common Shares are issued following exchange of the Second Merger Class B Shares in accordance with the terms of the Exchange Agreement, the Second Merger Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company; and

(3)	when the Warrant Common Shares are issued upon exercise of the NioCorp Assumed Warrants pursuant to the terms thereof, including the GX Warrant Agreement, [as amended by ●], the Warrant Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the reference to our firm under the headings “Legal Matters” in the Registration Statement . In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly,